UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 9, 2006

PHILLIPS-VAN HEUSEN CORPORATION
(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-07572	13-1166910
(Commission File Number)	(IRS Employer Identification Number)

200 Madison Avenue, New York, New York 10016
(Address of Principal Executive Offices)      (Zip Code)

Registrant’s telephone number, including area code (212)-381-3500

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 1.01

Entry into a Material Definitive Agreement.

On May 9, 2006, Phillips-Van Heusen Corporation (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”), with the selling stockholders named therein (the “Selling Stockholders”) and Lehman Brothers Inc., the Representative of the several Underwriters named therein, in connection with the public offering (the “Offering”) of up to 10,057,495 shares of the Company’s Common Stock, par value $1.00 per share (the “Common Stock”), together with an option in favor of the underwriters to purchase 1,508,624 additional shares of Common Stock.  The shares of Common Stock offered are being sold by the Selling Stockholders and are issuable upon the conversion by the Selling Stockholders of the remaining outstanding shares of the Company’s Series B Convertible Preferred Stock, par value $100.00 per share (the “Series B Convertible Preferred Stock”).  The shares of Common Stock to be sold pursuant to the Underwriting Agreement have been registered pursuant to a Registration Statement on Form S-3 (Registration No. 333-105218) filed May 14, 2003, and effective December 12, 2003.  The Registration Statement includes a Prospectus dated November 19, 2003, which is supplemented by a Prospectus Supplement dated May 9, 2005.  A copy of the Underwriting Agreement is attached as Exhibit 1.1 to this Report.

On May 9, 2006, the Company also entered into a Conversion Agreement (the “Conversion Agreement”) with the Selling Stockholders.  In connection with the Offering and pursuant to the Conversion Agreement, the Selling Stockholders have agreed to convert all of the remaining outstanding shares of Series B Convertible Preferred Stock into 11,566,119 shares of Common Stock, of which 10,057,495 shares will be sold in the Offering and up to all of the remaining 1,508,624 shares may be sold in the Offering if the underwriters exercise their option to purchase additional shares.  Pursuant to the Conversion Agreement, the Company has agreed to make a payment to the Selling Stockholders in the amount of $0.88 for each share of Common Stock received by the Selling Stockholders upon conversion of the shares of Series B Convertible Preferred Stock.  This payment is based upon the net present value of the dividends that the Company would have been obligated to pay the Selling Stockholders for periods through the first date on which the Company expects that it would be able to force the conversion of the Series B Convertible Preferred Stock into Common Stock, net of the net present value of the dividends payable over the same period on the shares of Common Stock into which the Series B Convertible Preferred Stock is convertible.  In addition, on May 1, 2006, the Selling Stockholders received the regular first quarter dividend payable on the Company's Series B Convertible Preferred Stock, which is equal to $0.28 per share of Common Stock issuable upon the conversion of the Series B Convertible Preferred Stock.  A copy of the Conversion Agreement is attached as Exhibit 10.1 to this Report.

Item 9.01

Financial Statements and Exhibits.

(d)

Exhibits.

EXHIBIT

DESCRIPTION

1.1

Underwriting Agreement, dated May 9, 2006, between the Company, the Selling Stockholders named therein and Lehman Brothers Inc., as Representative of the Underwriters named therein.

10.1

Conversion Agreement, dated May 9, 2006, between the Company and the

Selling Stockholders named therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHILLIPS-VAN HEUSEN CORPORATION

By:	/s/ Mark D. Fischer
Mark D. Fischer, Vice President,
General Counsel and Secretary

Date:  May 15, 2006